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                                                                    EXHIBIT 10.5

                          QUARTERLY PROFIT SHARING PLAN

                              FOR THE EMPLOYEES OF

                        SMITH-GARDNER & ASSOCIATES, INC.









            1. PURPOSE - The plan has been established to provide eligible employees with an opportunity to participate in Company profits on a quarterly basis.

            2. CONTRIBUTIONS BY COMPANY - Contributions will be determined based on the performance of the Company, current and projected cash position, new customer contracts, order backlog and other pertinent financial data. The profit sharing pool will be established at the sole discretion of management.

            3. FORM OF COMPENSATION - Profit sharing may be awarded in the form of cash, stock options, a combination of both or any other form of compensation management deems appropriate. The composition of the profit sharing pool may vary from quarter to quarter.

            4. METHOD OF CALCULATION - The profit sharing distribution to each employee will be determined by dividing the employee's eligible (see exclusions below) gross payroll by the company's eligible gross quarterly payroll and applying the resulting percentage to the established profit sharing pool.

            5. ELIGIBILITY - Employees must be employed as of the first business day of the quarter and remain employed through the last business day of the quarter. However, should an employee be terminated for any reason subsequent to the end of the quarter but prior to the issuance of the profit sharing distribution, the employee will not be eligible to receive a distribution. If an employee has taken an approved, unpaid leave of absence during the quarter, the employee will be eligible to receive a profit sharing distribution based on gross pay earned during that quarter.

            6. TIMING OF ISSUANCE - Profit sharing distributions will be made the first pay period after the end of the quarter for which the distribution is being made.